As filed with the Securities and Exchange Commission on April 20, 2020

Registration No. 333-190890
Registration No. 333-222484
Registration No. 333-222485
Registration No. 333-222487
Registration No. 333-222731

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-3 REGISTRATION STATEMENT NO. 333-190890
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-3 REGISTRATION STATEMENT NO. 333-222484
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-3 REGISTRATION STATEMENT NO. 333-222485
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-3 REGISTRATION STATEMENT NO. 333-222487
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-3 REGISTRATION STATEMENT NO. 333-222731

UNDER
THE SECURITIES ACT OF 1933

MELINTA THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

45-4440364
(I.R.S. Employer Identification Number)

44 Whippany Road
Morristown, NJ 07960
(908) 617-1309
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Peter J. Milligan
Chief Financial Officer
Melinta Therapeutics, Inc.
44 Whippany Road
Morristown, NJ 07960
(908) 617-1309
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
This Post-Effective Amendment (this “Amendment”) relates to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”) filed by Melinta Therapeutics, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-3 (No. 333-190890), filed with the SEC on August 29, 2013, as amended by Pre-Effective Amendment No. 1 on November 27, 2013;

•	Registration Statement on Form S-3 (No. 333-222484), filed with the SEC on January 9, 2018, as amended by Pre-Effective Amendment No. 1 on January 22, 2018;

•	Registration Statement on Form S-3 (No. 333-222485), filed with the SEC on January 9, 2018, as amended by Pre-Effective Amendment No. 1 on January 22, 2018;

•	Registration Statement on Form S-3 (No. 333-222487), filed with the SEC on January 9, 2018, as amended by Pre-Effective Amendment No. 1 on January 22, 2018; and

•	Registration Statement on Form S-3 (No. 333-222731), filed with the SEC on January 26, 2018.

The purpose of this Amendment is to deregister all remaining securities available for issuance under the Registration Statements.

On April 20, 2020, the Company's Modified Amended Joint Chapter 11 Plan of Reorganization of Melinta Therapeutics, Inc. and its debtors affiliates, dated March 31, 2020, under chapter 11 of Title 11 of the United States Code, as confirmed by the United States Bankruptcy Court for the District of Delaware on April 11, 2020, became effective and all outstanding securities of the Company were cancelled. Accordingly, the Company is filing this Amendment to remove from registration all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, State of New Jersey, on this April 20, 2020. No other person is required to sign this Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

MELINTA THERAPEUTICS, INC.

By:	/s/ Peter J. Milligan
Name: Peter J. Milligan
Title: Chief Financial Officer